Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

SECOND QUARTER 2018 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 8, 2018 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and six months ended June 30, 2018.

Financial Results for the Three Months and Six Months Ended June 30, 2018

Comstock produced 22 billion cubic feet of natural gas and 90,000 barrels of oil or 22.3 billion cubic feet of natural gas equivalent ("Bcfe") in the second quarter of 2018.  Natural gas production averaged 239 million cubic feet ("MMcf") per day, an increase of 25% over natural gas production in the second quarter of 2017.  The growth in natural gas production is primarily attributable to the continuing successful results from Comstock's Haynesville shale drilling program. 19 MMcf per day of the Company's net natural gas production had to be shut-in during the second quarter due to curtailments necessary to complete facility upgrades to handle higher volumes resulting from the Company's drilling activity in Caddo Parish, Louisiana and offset frac activity. The capacity expansion is expected to be completed in the next week. Oil production in the second quarter of 2018, which averaged 990 barrels of oil per day, declined from the 2,674 barrels per day produced in the second quarter of 2017 as a result of the sale of the Company's South Texas Eagle Ford shale producing properties, which was completed on April 27, 2018.

Comstock's average realized natural gas price, including hedging gains, decreased 12% to $2.64 per Mcf in the second quarter of 2018 as compared to $2.99 per Mcf realized in the second quarter of 2017.  The Company's average realized oil price increased by 27% to $57.56 per barrel in the second quarter of 2018 as compared to $45.34 per barrel in the second quarter of 2017.  Oil and gas sales were $62.6 million (including realized hedging gains) in the second quarter of 2018 as compared to 2017's second quarter sales of $62.9 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $44.0 million in the second quarter of 2018, as compared to EBITDAX of $43.8 million in the second quarter of 2017.  Operating cash flow generated in the second quarter of 2018 was $26.1 million as compared to $25.9 million in the second quarter of 2017.  Excluding the results of the Company's Eagle Ford shale properties that were sold in the second quarter of 2018, EBITDAX would have been $41.2 million for the second quarter of 2018 as compared to EBITDAX of $36.5 million for the second quarter of 2017 and operating cash flow would have been $23.3 million in the second quarter of 2018 as compared to $18.7 million for the second quarter of 2017.

Comstock reported a net loss of $34.0 million or $2.22 per share for the second quarter of 2018 as compared to a net loss of $21.4 million or $1.45 per share for the second quarter of 2017.  The second quarter of 2018 results included a loss on sale of oil and gas properties of $6.8 million, an unrealized loss from derivative financial instruments of $2.7 million, $0.4 million of costs associated with the Company’s unsuccessful April 2018 tender offer and $12.2 million of non-cash interest expense associated with the amortization of discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Financial results for the second quarter of 2017 included an unrealized gain from derivative financial instruments of $3.9 million, and $9.5 million of non-cash interest expense associated with the amortization of discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Excluding these items from each year's results, the net loss for the second quarter of 2018 would have been $11.9 million or $0.78 per share as compared to a net loss of $15.8 million or $1.07 per share in the second quarter of 2017.

Comstock produced 43 billion cubic feet of natural gas and 280,000 barrels of oil or 45.0 billion cubic feet of natural gas equivalent in the first six months of 2018 compared to 31.3 Bcf of natural gas and 508,000 barrels of oil or 34.4 Bcfe in the first six months of 2017. Natural gas production averaged 238 million cubic feet per day in the first six months of 2018, an increase of 41% over 2017 natural gas production.  Oil production in the first six months of 2018 declined due to the sale of the Eagle Ford shale producing properties in the second quarter.

Comstock's average realized natural gas price, including hedging gains, decreased 8% to $2.73 per Mcf in the first six months of 2018 as compared to $2.98 per Mcf realized in the first six months of 2017.  The Company's average realized oil price increased by 38% to $65.12 per barrel in the first six months of 2018 as compared to $47.04 per barrel in the first six months of 2017.  Primarily as a result of the higher natural gas production, oil and gas sales increased by 17% to $136.6 million (including realized hedging gains) as compared to $117.2 million in the first six months of 2017.

EBITDAX of $97.7 million in the first six months of 2018 was 25% higher than the EBITDAX of $78.0 million generated in the first six months of 2017.  Operating cash flow generated in the first six months of 2018 increased 48% to $61.9 million as compared to operating cash flow of $41.9 million in the first six months of 2017. Excluding the results of the Company's Eagle Ford shale properties sold in the second quarter of 2018, EBITDAX would have been $86.1 million for the first six months of 2018 as compared to EBITDAX of $62.6 million for the first six months of 2017 and operating cash flow would have been $50.2 million in the first six months of 2018 as compared to $26.4 million for the first six months of 2017.

Comstock reported a net loss of $75.9 million or $4.99 per share for the first six months of 2018 as compared to a net loss of $44.4 million or $3.06 per share for the first six months of 2017.  The results for 2018 include a loss on sale of oil and gas properties of $35.4 million, an unrealized loss from derivative financial instruments of $1.5 million, $0.4 million of costs associated with the Company's April 2018 tender offer and $23.2 million of non-cash interest expense associated with the amortization of discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Financial results for the first six months of 2017 included an unrealized gain from derivative financial instruments of $11.2 million and $14.9 million of non-cash interest expense associated with the amortization of discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Excluding these items from results for each period, the net loss for the first six months of 2018 would have been $15.4 million or $1.01 per share as compared to a net loss of $40.7 million, or $2.81 per share in the first six months of 2017.

Drilling Results

Comstock reported the results to date of its 2018 drilling program.  During the first six months of 2018, Comstock spent $89.9 million on its development and exploration activities and drilled 17 horizontal natural gas wells (5.1 net) and had eight wells (1.2 net) drilling at June 30, 2018.  Comstock also completed 11 (4.0 net) operated wells that were drilled in 2017.  Since the last operational update, Comstock has completed nine additional operated Haynesville/Bossier shale wells.  The average initial production rate of these wells was 24 MMcf per day.  The nine operated wells had completed lateral lengths ranging from 7,467 feet to 9,752 feet and each well was tested at initial production rates of 16 to 34 MMcf per day.  Comstock has six (1.6 net) operated Haynesville shale wells that are in the process of being completed.

In order to protect the returns that the Haynesville shale drilling program can generate, the Company has hedged, in the aggregate, 59 MMcf per day of its natural gas production in the last six months of 2018 at a NYMEX equivalent of $3.00 per Mcf.   The Company also has natural gas collars in place for the period July 1, 2018 through June 30, 2019 for approximately 60 MMcf per day of its production with a floor price of $2.50 per Mcf and a price ceiling of $3.30 per Mcf to $3.50 per Mcf.

Other

Pending approval by the Company's stockholders at the upcoming annual meeting to be held on August 10, 2018, Comstock anticipates closing the previously announced contribution by Arkoma Drilling, L.P. and Williston Drilling, L.P. of their Bakken shale properties on August 14, 2018. On that date, the Company will also repurchase substantially all of its outstanding debt pursuant to an outstanding tender offer with the proceeds from a $850.0 million senior notes offering completed on August 3, 2018 and borrowings under a new bank credit facility with an initial borrowing base of$700.0 million.

Comstock has planned a conference call for 10:00 a.m. Central Time on August 8, 2018, to discuss the operational and financial results for the second quarter of 2018.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 7684899 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT August 8, 2018 and will continue until 1:00 p.m. August 15, 2018.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 7684899.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands, except per share amounts)
Revenues:
Natural gas sales	$56,265	$50,437	$115,808	$91,377
Oil sales	5,184	11,034	18,234	23,895
Total oil and gas sales	61,449	61,471	134,042	115,272

Operating expenses:
Production taxes	1,112	1,143	2,952	2,240
Gathering and transportation	4,398	3,545	8,732	7,673
Lease operating	7,948	9,433	17,721	19,322
Depreciation, depletion and amortization	26,798	30,321	53,950	60,226
General and administrative	6,956	6,559	12,972	12,960
Loss on sale of oil and gas properties	6,838	—	35,438	—

Total operating expenses	54,050	51,001	131,765	102,421

Operating income	7,399	10,470	2,277	12,851

Other income (expenses):
Gain (loss) from derivative financial instruments	(1,638)	5,295	964	13,155
Other income	327	65	393	228
Interest expense	(40,213)	(36,755)	(79,063)	(69,655)

Total other income (expenses)	(41,524)	(31,395)	(77,706)	(56,272)

Loss before income taxes	(34,125)	(20,925)	(75,429)	(43,421)
Benefit from (provision for) income taxes	122	(517)	(460)	(952)
Net Loss	$(34,003)	$(21,442)	$(75,889)	$(44,373)

Net loss per share – basic and diluted	$(2.22)	$(1.45)	$(4.99)	$(3.06)

Weighted average shares outstanding – basic and diluted	15,340	14,749	15,212	14,488

(1)

Includes $12.2 million and $9.5 million for the three months ended June 30, 2018 and 2017, respectively, and $23.2 million and $14.9 million for the six months ended June 30, 2018 and 2017, respectively, related to the amortization of discounts and costs recorded in connection with the debt exchange completed on September 6, 2016 and $10.2  million and $9.4 million for the three months ended June 30, 2018 and 2017, respectively, and $20.0 million and $18.6 million for the six months ended June 30, 2018 and 2017, respectively, of interest paid in-kind related to the Company's convertible notes.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
OPERATING CASH FLOW:

Net loss	$(34,003)	$(21,442)	$(75,889)	$(44,373)
Reconciling items:
Deferred income taxes	(146)	496	426	855
Depreciation, depletion and amortization	26,798	30,321	53,950	60,226
Unrealized loss (gain) from derivative financial instruments	2,746	(3,904)	1,548	(11,259)
Amortization of debt discount, premium and issuance costs	12,211	9,565	23,267	15,000
Interest paid in-kind	10,169	9,354	20,014	18,594
Stock-based compensation	1,508	1,550	3,109	2,815
Loss on sale of oil and gas properties	6,838	—	35,438	—
Operating cash flow	26,121	25,940	61,863	41,858
Increase in accounts receivable	(2,172)	(7,609)	(717)	(9,657)
Decrease (increase) in other current assets	169	(1,270)	641	(908)
Increase in accounts payable and accrued expenses	41,324	35,247	25,211	24,222
Net cash provided by operating activities	$65,442	$52,308	$86,998	$55,515

EBITDAX:

Net loss	$(34,003)	$(21,442)	$(75,889)	$(44,373)
Interest expense	40,213	36,755	79,063	69,655
Income taxes	(122)	517	460	952
Depreciation, depletion and amortization	26,798	30,321	53,950	60,226
Unrealized loss (gain) from derivative financial instruments	2,746	(3,904)	1,548	(11,259)
Stock-based compensation	1,508	1,550	3,109	2,815
Loss on sale of oil and gas properties	6,838	—	35,438	—
Total EBITDAX	$43,978	$43,797	$97,679	$78,016

	As of
	June 30, 2018	December 31, 2017

Balance Sheet Data:

Cash and cash equivalents	$158,378	$61,255
Assets held for sale	—	198,615
Other current assets	43,771	42,635
Property and equipment, net	698,690	607,929
Other	20,494	19,985
Total assets	$921,333	$930,419

Current liabilities	$189,073	$168,489
Long-term debt	1,153,333	1,110,529
Deferred income taxes	10,726	10,266
Asset retirement obligation	10,622	10,407
Stockholders' deficit	(442,421)	(369,272)
Total liabilities and stockholders' deficit	$921,333	$930,419

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2018
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	21,522	97	99	21,718
Oil production (Mbbls)	11	74	5	90
Total production (MMcfe)	21,587	537	134	22,258

Natural gas sales	$55,607	$399	$259	$56,265
Natural gas hedging settlements(1)	—	—	—	1,108
Total natural gas including hedging	55,607	399	259	57,373
Oil sales	728	4,136	320	5,184
Total oil and gas sales including hedging	$56,335	$4,535	$579	$62,557

Average gas price (per Mcf)	$2.58	$4.11	$2.62	$2.59
Average gas price including hedging (per Mcf)				$2.64
Average oil price (per barrel)	$66.39	$56.39	$55.73	$57.56
Average price (per Mcfe)	$2.61	$8.45	$4.32	$2.76
Average price including hedging (per Mcfe)				$2.81

Production taxes	$867	$201	$44	$1,112
Gathering and transportation	$4,214	$119	$65	$4,398
Lease operating	$6,218	$1,412	$318	$7,948

Production taxes (per Mcfe)	$0.04	$0.37	$0.33	$0.05
Gathering and transportation (per Mcfe)	$0.20	$0.22	$0.49	$0.20
Lease operating (per Mcfe)	$0.28	$2.64	$2.37	$0.35

Oil and Gas Capital Expenditures:
Development leasehold	$1,191	$—	$—	$1,191
Development drilling	38,090	—	—	38,090
Other development	3,920	153	20	4,093
Total	$43,201	$153	$20	$43,374

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	16,772	385	164	17,321
Oil production (Mbbls)	11	227	5	243
Total production (MMcfe)	16,840	1,750	191	18,781

Natural gas sales	$48,589	$1,408	$440	$50,437
Natural gas hedging settlements(1)	—	—	—	1,391
Total natural gas including hedging	48,589	1,408	440	51,828
Oil sales	515	10,321	198	11,034
Total oil and gas sales including hedging	$49,104	$11,729	$638	$62,862

Average gas price (per Mcf)	$2.90	$3.66	$2.68	$2.91
Average gas price including hedging (per Mcf)				$2.99
Average oil price (per barrel)	$44.80	$45.36	$45.74	$45.34
Average price (per Mcfe)	$2.92	$6.70	$3.34	$3.27
Average price including hedging (per Mcfe)				$3.35

Production taxes	$572	$527	$44	$1,143
Gathering and transportation	$3,086	$432	$27	$3,545
Lease operating	$5,556	$3,509	$368	$9,433

Production taxes (per Mcfe)	$0.03	$0.30	$0.23	$0.06
Gathering and transportation (per Mcfe)	$0.18	$0.25	$0.14	$0.19
Lease operating (per Mcfe)	$0.34	$2.00	$1.93	$0.50

Oil and Gas Capital Expenditures:
Development leasehold	$327	$2	$—	$329
Development drilling	45,614	250	—	45,864
Other development	1,216	811	123	2,150
Total	$47,157	$1,063	$123	$48,343

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2018
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	42,580	379	405	43,364
Oil production (Mbbls)	22	247	11	280
Total production (MMcfe)	42,709	1,860	475	45,044

Natural gas sales	$113,084	$1,590	$1,134	$115,808
Natural gas hedging settlements(1)	—	—	—	2,512
Total natural gas including hedging	113,084	1,590	1,134	118,320
Oil sales	1,374	16,157	703	18,234
Total oil and gas sales including hedging	$114,458	$17,747	$1,837	$136,554

Average gas price (per Mcf)	$2.66	$4.20	$2.80	$2.67
Average gas price including hedging (per Mcf)				$2.73
Average oil price (per barrel)	$63.64	$65.46	$60.72	$65.12
Average price (per Mcfe)	$2.68	$9.54	$3.87	$2.98
Average price including hedging (per Mcfe)				$3.03

Production taxes	$1,996	$831	$125	$2,952
Gathering and transportation	$8,129	$463	$140	$8,732
Lease operating	$12,366	$4,829	$526	$17,721

Production taxes (per Mcfe)	$0.05	$0.45	$0.26	$0.07
Gathering and transportation (per Mcfe)	$0.19	$0.25	$0.29	$0.19
Lease operating (per Mcfe)	$0.29	$2.59	$1.12	$0.39

Oil and Gas Capital Expenditures:
Development leasehold	$2,344	$—	$—	$2,344
Development drilling	76,629	—	—	76,629
Other development	10,247	393	273	10,913
Total	$89,220	$393	$273	$89,886

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	30,210	753	357	31,320
Oil production (Mbbls)	27	471	10	508
Total production (MMcfe)	30,374	3,580	414	34,368

Natural gas sales	$87,544	$2,868	$965	$91,377
Natural gas hedging settlements(1)	—	—	—	1,896
Total natural gas including hedging	87,544	2,868	965	93,273
Oil sales	1,283	22,162	450	23,895
Total oil and gas sales including hedging	$88,827	$25,030	$1,415	$117,168

Average gas price (per Mcf)	$2.90	$3.81	$2.70	$2.92
Average gas price including hedging (per Mcf)				$2.98
Average oil price (per barrel)	$46.81	$47.04	$47.43	$47.04
Average price (per Mcfe)	$2.92	$6.99	$3.42	$3.35
Average price including hedging (per Mcfe)				$3.41

Production taxes	$994	$1,150	$96	$2,240
Gathering and transportation	$6,704	$905	$64	$7,673
Lease operating	$10,999	$7,546	$777	$19,322

Production taxes (per Mcfe)	$0.03	$0.32	$0.23	$0.07
Gathering and transportation (per Mcfe)	$0.22	$0.25	$0.15	$0.22
Lease operating (per Mcfe)	$0.37	$2.11	$1.88	$0.56

Oil and Gas Capital Expenditures:
Development leasehold	$559	$505	$—	$1,064
Development drilling	80,839	705	—	81,544
Other development	2,584	1,321	123	4,028
Total	$83,982	$2,531	$123	$86,636

(1)Included in gain from derivative financial instruments in operating results.